                           PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces Fourth Quarter and 2006 Year End Results

Montreal, Quebec, March 6, 2007—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the fourth quarter and year ended December 31, 2006. All references are in U.S. dollars.

Revenues for the fourth quarter ended December 31, 2006 were $33.9 million compared to $52.0 million in the fourth quarter ended December 31, 2005. Segmented disclosure is included in Annex A attached below.

Adjusted earnings for the fourth quarter were $5.7 million or $0.23 per diluted share (which included the reversal of $3.5 million of exceptional provisions for customer losses recorded in the third quarter) compared to $4.8 million or $0.18 per diluted share for the comparable period in 2005.

Adjusted earnings is a non-GAAP (generally accepted accounting principles) financial measure that excludes foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, gain on sale of interest in FireOne and stock-based compensation. A reconciliation of Optimal's adjusted earnings is included in Annex B to the Company's consolidated financial statements attached below.

Net earnings in the fourth quarter ended December 31, 2006 were $2.8 million or $0.11 per diluted share (which includes the reversal of $3.5 million of exceptional provisions for customer losses, stock-based compensation of $0.7 million and $1.6 million of restructuring costs) compared to a net loss of $20.6 million or $0.89 per share (which included stock-based compensation of $12.9 million and $3.3 million of restructuring costs) in the fourth quarter ended December 31, 2005.

Revenues for the year ended December 31, 2006 were $191.9 million compared to $144.9 million in the year ended December 31, 2005. Segmented disclosure is included in Annex A attached below.

Adjusted earnings for the year ended December 31, 2006 were $31.4 million or $1.24 per diluted share compared to $16.7 million or $0.66 per diluted share for the comparable period in 2005.

Optimal Group Announces Fourth Quarter and 2006 Year End Results

Net earnings for the year ended December 31, 2006 were $12.8 million or $0.50 per diluted share (which includes stock-based compensation of $1.7 million, $1.6 million of restructuring costs, a loss on discontinued operations, net of income taxes, of $9.0 million and a loss on disposal of net assets from discontinued operations, net of income taxes, of $4.3 million), compared to net earnings of $0.6 million or $0.02 per diluted share (which included a gain on sale of an interest in FireOne of $30.4 million, stock-based compensation of $20.2 million, $3.3 million of restructuring costs, a loss on discontinued operations, net of income taxes, of $22.4 million and a loss on disposal of net assets from discontinued operations, net of income taxes, of $0.2 million) for the year ended December 31, 2005.

As previously announced, in reaction to U.S. legislation enacted on October 13, 2006, the Company’s then majority-owned subsidiary, FireOne Group plc, ceased to process settlement transactions originating from United States consumers. The passage of this legislation had, in the third and fourth quarters of 2006, and will continue to have for at least the short term, a significant negative impact on the financial results of FireOne Group plc, and hence the Company. The foregoing statements, including as to adjusted earnings, should be considered in this context.

As a result of the enactment of this legislation, the Company recorded a restructuring charge of $1.6 million in the fourth quarter.

Optimal's consolidated balance sheet remains strong. At December 31, 2006, the Company had:

➢

Cash and cash equivalents, short-term investments (including amounts held in reserve) and settlement assets net of customer reserves, security deposits and bank indebtedness, of $134.2 million or $5.63 per issued and outstanding share;

➢	working capital, excluding cash and short-term investments held as reserves, of $94.3 million; and
➢	shareholders' equity of $219.4 million, or $9.20 per issued and outstanding share.

Use of Adjusted Earnings

In addition to the financial measures prepared in accordance with GAAP, Optimal uses certain non-GAAP financial measures, including adjusted earnings per diluted share. Optimal believes that the inclusion of such measures helps investors to gain a better understanding of its core operating results and is consistent with how management measures and forecasts the Company’s operational and financial performance, especially when comparing such results to previous periods.

Going Forward/Strategic Plan

The Company continues to focus on and refine its strategic plan, both operationally and as it relates to its corporate structure of the Optimal group of companies.

Optimal Group Announces Fourth Quarter and 2006 Year End Results

With the completion of our cash offer for our majority-owned subsidiary, FireOne Group, we have repatriated and realigned certain assets, and have streamlined the operations of FireOne Group and Optimal Payments in order to more efficiently operate them as a single business segment.

We intend to pursue a strategy of establishing Optimal Payments as a leader in providing secure electronic payment and risk management solutions to small and medium-sized businesses that sell and deliver goods and services over the Internet, wirelessly, or generally in a card-not-present environment. The Company’s gateway and infrastructure presently provide strong support for the ability of online merchants and other e-commerce sites to accept credit cards and process electronic checks. As well, the Company believes that it has developed particular expertise in providing higher margin transaction processing services to businesses and merchants that are considered higher risk. As demonstrated by our previous successes in managing higher risk transactions, we believe that Optimal Payments’ risk management tools, such as they relate to fraud prevention, credit qualification and payment and transaction processing, as well as its marketing capabilities, should enable it to build a growing presence with small and medium-sized businesses in the online and other card-not-present marketplaces. We believe that additional opportunities exist in specific industry verticals, such as digital downloads, and we intend to dedicate resources to establish a strong position in such markets.

We are also pursuing strategic relationships with acquiring banks, with a view to growing our merchant base more rapidly and improving operating efficiencies as they relate to certain growing and strategic vertical markets. We further intend to re-position our e-wallet payment processing platform, consider expanding the potential uses for our peer-to-peer technology and diversify the geographic scope of our offerings as well as provide multi-currency functionality.

At the same time, the Company is actively exploring acquisition opportunities. In that regard, the Company has particular interest in situations that can add scale and leverage to its online processing activities.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments company with operations primarily in North America and the United Kingdom as well as in Ireland. Through its wholly-owned subsidiary Optimal Payments, we process credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, and process electronic checks and direct debits online and by phone.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary Wechsler

Chief Financial Officer

Optimal Group Inc.

(514) 738-8885

gary@optimalgrp.com

Optimal Group Announces Fourth Quarter and 2006 Year End Results

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

• existing and future governmental regulations;

• general economic and business conditions in the markets we serve;

• consumer confidence in the security of financial information transmitted via the Internet;

• levels of consumer fraud, disputes between consumers and merchants and merchant insolvency;

• our ability to safeguard against breaches of privacy and security when processing electronic transactions;

• the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;

• our ability to adapt to changes in technology, including technology relating to electronic payments systems;

• our ability to protect our intellectual property;

• our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;

• disruptions in the function of our electronic payments systems and technological defects; and

• the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Reports on Form 10-Q for the three months ended June 30, 2006 and September 30, 2006.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Consolidated Balance Sheets
December 31, 2006 and 2005
(expressed in thousands of U.S. dollars)

	2006	2005
	Unaudited	unaudited
Assets
Current assets:
Cash and cash equivalents	$103,922	$98,236
Cash held as reserves	18,960	22,722
Short-term investments	71,621	82,361
Short-term investments held as reserves	3,110	3,014
Settlement assets	7,061	20,727
Accounts receivable	5,600	4,681
Income taxes receivable and refundable investment tax credits	1,025	1,055
Prepaid expenses and deposits	1,119	1,006
Future income taxes	2,192	2,016
Current assets related to discontinued operations	1,506	10,944
	216,116	246,762

Long-term receivables	3,144	3,528
Property and equipment	2,121	2,660
Goodwill and other intangible assets	106,041	117,090
Future income taxes	2,692	1,116
Other asset	10,423	10,462
Long-term assets related to discontinued operations	–	3,848

	$340,537	$385,466
Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$8,581	$8,390
Customer reserves and security deposits	61,897	112,422
Accounts payable and accrued liabilities	21,399	21,796
Income taxes payable	5,573	9,003
Future income taxes	382	836
Current liabilities related to discontinued operations	1,963	7,062
	99,795	159,509
Non-controlling interest	16,392	12,926
Future income taxes	4,968	9,741
Shareholders' equity:
Share capital	202,252	195,149
Additional paid-in capital	23,169	25,884
Deficit	(4,555)	(16,259)
Cumulative translation adjustment	(1,484)	(1,484)
	219,382	203,290

	$340,537	$385,466

OPTIMAL GROUP INC.
Consolidated Statements of Operations
Three and twelve month periods ended December 31, 2006 and 2005
(expressed in thousands of US dollars, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$33,932	$52,028	$191,893	$144,898
Expenses:
Transaction processing	18,500	26,105	94,906	67,495
Selling, general and administrative	6,020	11,878	47,553	35,689
Amortization of intangibles pertaining to transaction processing	2,974	2,988	12,129	7,833
Amortization of property and equipment	365	346	1,520	1,324
Stock-based compensation pertaining to selling, general and administrative	701	12,873	1,707	20,191
Research and development	909	809	3,388	2,659
Operating leases	337	226	1,498	1,103
Restructuring costs	1,581	3,299	1,581	3,299
Impairment loss	-	-	1,910	-
	31,387	58,524	166,192	139,593

Earnings (loss) from continuing operations before undernoted items	2,545	(6,496)	25,701	5,305

Investment income	2,502	1,295	8,388	2,973
Gain on sale of interest in Fireone	-	-	-	30,411

Earnings (loss) from continuing operations before income taxes and non-controlling interest	5,047	(5,201)	34,089	38,689

Income tax recovery (provision)	155	(3,667)	(1,070)	(11,388)

Earnings (loss) from continuing operations before non-controlling interest	5,202	(8,868)	33,019	27,301

Non-controlling interest	(1,416)	(2,443)	(6,934)	(4,181)

Earnings (loss) from continuing operations	3,786	(11,311)	26,085	23,120

Loss from discontinued operations, net of income taxes	(1,033)	(9,144)	(9,023)	(22,355)

Loss on disposal of net assets from discontinued operations, net of income taxes	-	(188)	(4,283)	(188)

Net earnings (loss)	$2,753	$(20,643)	$12,779	$577

Weighted average number of shares:
Basic	23,792	23,217	23,629	22,869
Plus impact of stock options and warrants	637	3,119	1,811	2,475

Diluted	24,429	26,336	25,440	25,344

Earnings (loss) per share :
Continuing operations:
Basic	$0.16	$(0.49)	$1.10	$1.01
Diluted	0.15	(0.43)	1.03	0.91
Discontinued operations:
Basic	(0.04)	(0.40)	(0.56)	(0.98)
Diluted	(0.04)	(0.35)	(0.53)	(0.89)
Net:
Basic	0.12	(0.89)	0.54	0.03
Diluted	$0.11	$(0.89)	$0.50	$0.02

OPTIMAL GROUP INC.
Consolidated Statements of Cash Flows
Three and twelve month periods ended December 31,
(expressed in thousands of US dollars)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited

Cash flows from operating activities:
Net earnings (loss) from continuing operations	$3,786	$(11,311)	$26,085	$23,120

Adjustments for items not affecting cash:
Non - controlling interest	1,416	2,443	6,934	4,181
Amortization	3,339	3,334	13,649	9,157
Future income taxes	394	1,469	(7,106)	3,035
Stock-based compensation	701	12,873	1,707	20,191
Foreign exchange	333	(8)	(390)	559
Impairment loss	-	-	1,910	-
Write -down of property and equipment	301	-	301	-
Gain on sale of interest in FireOne	-	-	-	(30,411)
Net change in operating assets and liabilities	(28,818)	8,191	(37,855)	33,525
	(18,548)	16,991	5,235	63,357

Cash flows from (used in) financing activities:
Proceeds from exercise of RSUs in FireOne	-	16	24	16
Increase (decrease) in bank indebtedness	878	1,715	159	(480)
Payment of dividend by FireOne to minority interest	-	-	(4,796)	-
Repurchase of Class "A" shares	-	(436)	(2,264)	(436)
Proceeds from issuance of Class "A" shares	1,094	806	5,172	7,508
	1,972	2,101	(1,705)	6,608

Cash flows from (used in) investing activities:
Purchase of property, equipment and intangible assets	(1,715)	(625)	(4,272)	(2,050)
(Purchase) proceeds from maturity of short-term investments	(15,511)	(54,353)	10,740	5,852
Proceeds from note receivable	60	62	384	138
Proceeds from sale of interest in FireOne	-	-	-	44,146
Decrease in cash held in escrow	-	-	-	3,536
Acquisition of NPS, net of cash acquired of $126	-	-	-	(3,000)
Acquisition of MCA	-	(13)	-	(3,722)
Acquisition of UBC	-	-	-	(44,277)
Acquisition of Moneris	-	(18,266)	-	(18,266)
Transactions costs	-	(635)	-	(6,553)
	(17,166)	(73,830)	6,852	(24,196)

Effect of exchange rate changes on cash and cash equivalents during the period	46	235	423	(169)

Net (decrease) in cash from discontinued operations	(927)	(3,218)	(5,119)	(10,301)

Net (decrease) increase in cash and cash equivalents	(34,623)	(57,721)	5,686	35,299

Cash and cash equivalents, beginning of period	138,545	155,957	98,236	62,937

Cash and cash equivalents, end of period	$103,922	$98,236	$103,922	$98,236

Annex A

Segmented Disclosure

During 2006, the Company operated in three segments: through wholly-owned subsidiaries, card present and card-not-present payment services for small and medium sized merchants; through then majority-owned subsidiaries, gaming payment services; and through wholly-owned subsidiaries, hardware maintenance and repair. As a result of the Company’s decision in the first quarter of 2006 to divest the hardware maintenance and repair business, the net results of this segment are reported as discontinued operations. Comparative figures have been reclassified to conform to this new presentation. Transaction processing costs, administrative expenses and other fees charged among the segments are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the parties. Management measures the results of operations based on segment income before income taxes adjusted for certain non-cash and non-recurring items provided by each business segment.

Immediately following enactment of the Act on October 13, 2006, the Company’s then majority-owned subsidiary, FireOne Group plc, ceased processing settlement transactions originating from United States consumers.

(a)	Information on the operating segments is as follows:

Three month period ended December 31, 2006:

	Payment Processing
	Gaming payment services	Payment services	Eliminations/ Unallocated	Consolidated

Revenues	$7,958	$26,683	$(709)	$33,932

Transaction processing	1,807	17,055	(362)	18,500
Selling, general and administrative	(1,448)	7,922	(454)	6,020
Research and development	80	829	-	909
Operating leases	20	317	-	337
	7,499	560	107	8,166

Stock-based compensation	427	274	-	701
Amortization	59	3,276	4	3,339
	7,013	(2,990)	103	4,126

Restructuring	(1,217)	(364)	-	(1,581)
Investment income	1,225	1,277	-	2,502

Earnings (loss) from continuing operations before income taxes and non-controlling interest	7,021	(2,077)	103	5,047

Income tax (provision) recovery	(1,178)	1,333	-	155
Non-controlling interest	(1,416)	-	-	(1,416)

Earnings (loss) from continuing operations	4,427	(744)	103	3,786

Loss from discontinued operations	-		(1,033)	(1,033)

Net earnings (loss)	$4,427	$(744)	$(930)	$2,753

(a)	(Continued):

Three month period ended December 31, 2005:

	Payment Processing
	Gaming payment services	Payment services	Eliminations/ Unallocated	Consolidated

Revenues	$23,826	$30,174	$(1,972)	$52,028

Transaction processing	9,272	17,823	(990)	26,105
Selling, general and administrative	4,293	8,567	(982)	11,878
Research and development	120	689	-	809
Operating leases	68	158	-	226
	10,073	2,937	-	13,010

Stock-based compensation	3,176	9,697	-	12,873
Amortization	259	3,075	-	3,334
	6,638	(9,835)	-	(3,197)

Restructuring	-	-	(3,299)	(3,299)
Investment income	319	976	-	1,295

Earnings (loss) from continuing operations before income taxes and non-controlling interest	6,957	(8,859)	(3,299)	(5,201)

Income tax provision	(1,258)	(2,409)	-	(3,667)
Non-controlling interest	(2,443)	-	-	(2,443)

Earnings (loss) from continuing operations	3,256	(11,268)	(3,299)	(11,311)

Loss from discontinued operations	-	-	(9,144)	(9,144)
Loss on disposal of net assets from discontinued operations	-	-	(188)	(188)

Net earnings (loss)	$3,256	$(11,268)	$(12,631)	$(20,643)

(a)	(Continued):

Year ended December 31, 2006:

	Payment Processing
	Gaming Payment Services	Payment Services	Eliminations/ Unallocated	Consolidated

Revenues	$84,151	$115,092	$(7,350)	$191,893

Transaction processing	29,166	69,128	(3,388)	94,906
Selling, general and administrative	19,378	32,457	(4,282)	47,553
Research and development	506	2,882	–	3,388
Operating leases	243	1,255	–	1,498
	34,858	9,370	320	44,548

Stock-based compensation	1,068	639	–	1,707
Impairment	1,910	–	–	1,910
Amortization	860	12,777	12	13,649
	31,020	(4,046)	308	27,282

Restructuring	(1,217)	(364)	–	(1,581)
Investment income	4,689	3,699	–	8,388

Earnings (loss) from continuing operations before income taxes and non-controlling interest	34,492	(711)	308	34,089

Income tax (provision) recovery	(6,141)	5,229	(158)	(1,070)
Non-controlling interest	(6,934)	–	–	(6,934)

Earnings from continuing operations	21,417	4,518	150	26,085

Loss from discontinued operations	–	–	(9,023)	(9,023)
Loss on disposal of net assets from discontinued operations	–	–	(4,283)	(4,283)

Net earnings (loss)	$21,417	$4,518	$(13,156)	$12,779

(a)	(Continued):

Year ended December 31, 2005:

	Payment Processing
	Gaming Payment Services	Payment Services	Eliminations/Unallocated	Consolidated

Revenues	$76,268	$74,781	$(6,151)	$144,898

Transaction processing	30,774	40,264	(3,543)	67,495
Selling, general and administrative	12,322	25,975	(2,608)	35,689
Research and development	1,113	1,546	–	2,659
Operating leases	309	794	–	1,103
	31,750	6,202	–	37,952

Stock-based compensation	4,771	15,420	–	20,191
Amortization	978	8,179	–	9,157
	26,001	(17,397)	–	8,604

Restructuring	–	–	(3,299)	(3,299)
Investment income	478	2,495	–	2,973
Gain on sale of interest in FireOne	–	–	30,411	30,411
Earnings (loss) from continuing operations before income taxes and non-controlling interest	26,479	(14,902)	27,112	38,689

Income tax provision	(8,451)	(2,937)	–	(11,388)
Non-controlling interest	(4,181)	–	–	(4,181)

Earnings (loss) from continuing operations	13,847	(17,839)	27,112	23,120

Loss from discontinued operations	–	–	(22,355)	(22,355)
Loss on disposal of net assets from discontinued operations	–	–	(188)	(188)

Net earnings (loss)	$13,847	$(17,839)	$4,569	$577

Annex B

Use of Non-GAAP Financial Information

We supplement our reporting of net earnings (loss) determined in accordance with Canadian and U.S. GAAP by reporting "adjusted earnings (loss)" as a measure of earnings (loss) in this earnings release. In establishing this supplemental measure of earnings (loss), we exclude foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, gain on sale of interest in FireOne and stock-based compensation from earnings from continuing operations before income taxes and non-controlling interest as management believes that foreign exchange gains and losses are largely uncontrollable by management and discontinued operations, impairment losses, restructuring costs, gain on sale of interest in FireOne and stock-based compensation are not reflective of our core operations.

Management believes that adjusted earnings (loss) is useful to investors as a measure of our earnings (loss) because it is, for management, a primary measure of our performance, and provides a more meaningful reflection of our earnings.

Adjusted earnings (loss) does not have a standardized meaning under Canadian or U.S. GAAP and therefore should be considered in addition to, and not as a substitute for, earnings (loss) or any other amount determined in accordance with Canadian and U.S. GAAP. Our measure of adjusted earnings (loss) reflects management's judgment in regard to the impact of foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, gain on sale of interest in FireOne and stock-based compensation on our core operations, and may not be comparable to similarly titled measures reported by other companies.

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited

Net earnings (loss)	$2,753	(20,643)	$12,779	577

Add (deduct):
Loss from discontinued operations	1,033	9,144	9,023	22,355
Loss on disposal of net assets from discontinued operations	-	188	4,283	188
Gain on sale of interest in FireOne	-	-	-	(30,411)
Impairment loss	-	-	1,910	-
Restructuring costs	1,581	3,299	1,581	3,299
Stock-based compensation pertaining to selling, general and administrative	701	12,873	1,707	20,191
Foreign exchange (gain) loss	(333)	(87)	160	490

Adjusted earnings	$5,735	4,774	$31,443	16,689

Diluted shares	24,429	26,336	25,439	25,345

Adjusted earnings per diluted share	$0.23	$0.18	$1.24	$0.66